Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

SUPERVALU INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859, No. 333-150718, No. 333-158932, No. 333-182757 and No. 333-188141 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538, No. 333-138143, and No. 333-158802 on Form S-3; and No. 333-83977 and No. 333-132397 on Form S-4 of SUPERVALU INC. and subsidiaries of our report dated April 24, 2013, except as to the effects of the recasting of segment data referenced in Note 14, which is as of September 6, 2013, with respect to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 23, 2013 and February 25, 2012, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 23, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 23, 2013, which report appears in the February 23, 2013 annual report on Form 10-K of SUPERVALU INC.

/s/ KPMG LLP

Minneapolis, Minnesota

September 6, 2013